UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2002

MONSANTO COMPANY

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code) Registrant's telephone number, including area code: (314) 694-1000

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1

Presentation prepared for use by Chief Executive Officer and other senior executives of Monsanto Company in connection with various presentations to investors, securities analysts and other members of the financial and investment community beginning August 1, 2002.

ITEM 9.      REGULATION FD DISCLOSURE

         The attached presentation will be used, in whole or in part and possibly with modifications, by our Chief Executive Officer or other senior executives, including our Chief Financial Officer, Chief Operating Officer and Chief Technology Officer, in connection with presentations to investors, securities analysts and other members of the financial and investment community at various times from about August 1, 2002, to about August 13, 2002.

         We are furnishing the information contained in Exhibit 99.1 pursuant to Regulation FD promulgated by the Securities and Exchange Commission (“SEC”). This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Item 9 of Form 8-K and furnishing the information in Exhibit 99.1, we make no admission as to the materiality of such information that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that is not otherwise publicly available.

         The information contained in this Item 9 and in Exhibit 99.1 is information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this Item 9 or in Exhibit 99.1, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

         A copy of the attached presentation is available for viewing under the “Investors” page on our website located at http:\\www.monsanto.com, although we reserve the right to discontinue that availability at any time.

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 1, 2002

MONSANTO COMPANY

By:	/s/ Terrell K. Crews
Name: Terrell K. Crews Title Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index
Exhibit No.	Description of Exhibit
99.1	Presentation prepared for use by Chief Executive Officer and other senior executives of Monsanto Company in connection with various presentations to investors, securities analysts and other members of the financial and investment community beginning August 1, 2002.

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